Exhibit 10.40

AMENDMENT NO. 1 TO AMENDED AND RESTATED OFFICER AND DIRECTOR SHARE PURCHASE PLAN

WHEREAS, on August 22, 2018, Avinger, Inc. (the “Company”) adopted an Officer and Director Share Purchase Plan, which plan was amended and restated on August 28, 2019 (the “Plan”); and

WHEREAS, the Company wishes to amend the Plan to increase the number of shares of the Company’s Common Stock reserved for issuance thereunder, effective as of the date hereof (the “Effective Date”).

The Plan is hereby amended as of the Effective Date as follows:

Amendments to Plan.

Section 4.1 of the Plan is hereby amended and restated to read in its entirety as follows:

“4.1 Subject to adjustment as provided in Section 4.2, the total number of Shares available for issuance under the Plan shall equal one hundred eighty-five thousand (185,000). Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.”

Effect of this Amendment. Except as expressly amended hereby, the Plan shall continue in full force and effect in accordance with the provisions thereof.

(signature page follows)

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 1 to Amended and Restated Officer and Director Share Purchase Plan on the date indicated below.

AVINGER, INC.

Date: March 2, 2020	By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
President and Chief Executive Officer